Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2020 and for the nine months ended June 30, 2021, combines the historical consolidated statements of operations of Inotiv, Inc. (“Inotiv”) and Envigo RMS Holding Corp. and Subsidiaries (“Envigo”), giving effect to the proposed transactions and the financing of the proposed transactions as if they each had occurred on October 1, 2019. The unaudited pro forma combined statement of operations also includes the historical consolidated statement of operations of HistoTox Labs, Inc. (HistoTox Labs) and Bolder BioPATH, Inc. (Bolder BioPATH), giving effect to the acquisitions of HistoTox Labs and Bolder BioPATH which occurred April 30, 2021 and May 3, 2021, respectively, and the financing of the acquisitions as if they each had occurred on October 1, 2019.

The unaudited pro forma combined balance sheet as of June 30, 2021, combines the historical consolidated balance sheets of Inotiv and Envigo, giving effect to the proposed transactions financing and the proposed transactions, as if they each had occurred on June 30, 2021.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical consolidated financial statements, which are incorporated by reference herein:

●	Historical unaudited interim financial statements of Inotiv as of June 30, 2021 and for the nine months ended June 30, 2021 included in Inotiv’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021;
●	Historical unaudited interim financial statements of Envigo as of June 30, 2021 and for the six months ended June 30, 2021;
●	Historical unaudited interim financial statements of HistoTox Labs for the three months ended March 31, 2021;
●	Historical unaudited interim financial statements of Bolder BioPATH for the three months ended March 31, 2021;
●	Historical audited financial statements of Inotiv as of and for the fiscal year ended September 30, 2020 included in Inotiv’s Annual Report on Form 10-K for the year ended September 30, 2020;
●	Historical audited financial statements of Envigo as of and for the year ended December 31, 2020;
●	Historical audited financial statements of HistoTox Labs as of and for the year ended December 31, 2020; and
●	Historical audited financial statements of Bolder BioPATH as of and for the year ended December 31, 2020.

Inotiv has a September 30 fiscal year end, which differs from Envigo’s December 31 year end. The unaudited pro forma combined statements of operations include unaudited consolidated statement of operations for the year ended December 31, 2020 and the pro forma unaudited nine months ended June 30, 2021. Envigo’s results for the unaudited nine months ended June 30, 2021 were derived by subtracting the results for the nine months ended September 30, 2020 from the statement of operations for the year ended December 31, 2020 and adding the unaudited results of the six months ended June 30, 2021.

Inotiv’s historical unaudited interim financial statements as of and for the nine months ended June 30, 2021 include the results of the HistoTox Labs and Bolder BioPATH businesses since the date of acquisition, April 30, 2021 through June 30, 2021 and May 3, 2021 through June 30, 2021, respectively. The unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2020 and for the nine months ended June 30, 2021 also include the HistoTox Labs and Bolder BioPATH businesses, to illustrate the estimated effects of the acquisitions as if it had occurred on October 1, 2019. The HistoTox Labs and Bolder BioPATH businesses’ results included in the unaudited pro forma combined statement of operations for the year ended September 30, 2020 were derived from the historical financial statements of HistoTox Labs and Bolder BioPATH for the year ended December 31, 2020. The HistoTox Labs and Bolder BioPATH business results included in the unaudited pro forma combined statement of operations for the nine months ended June 30, 2021 were derived from period from October 1, 2019 to the acquisition date were derived by subtracting the results for the nine months ended September 30, 2020 from the results for the year ended December 31, 2020 and adding the three month period ended March 31, 2021 and the one month period ended April 30, 2021.

The unaudited pro forma combined financial information has been prepared by Inotiv using the acquisition method of accounting in accordance with GAAP. The acquisition accounting for the transactions is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The consummation of the proposed transactions remains subject to the satisfaction of customary conditions, and there can be no assurance that the proposed transactions will occur on or before a certain time, on the terms described herein, or at all. The proposed transactions or any other financing transaction are not conditioned upon each other.

Until the proposed transactions are completed, Inotiv will not have complete access to all relevant information. The assets and liabilities of Envigo have been measured based on various preliminary estimates using assumptions that Inotiv believes are reasonable based on information that is currently available. Additionally, since Inotiv has not yet determined the tax effects of differences between the financial statements and tax bases of assets and liabilities, no pro forma adjustments were made to the deferred tax assets and liabilities. Differences between preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Inotiv management believes are reasonable. The unaudited pro forma combined financial information has been presented for informational purposes only and is based on assumptions and estimates considered appropriate by Inotiv management; however, it is not necessarily indicative of Inotiv’s financial position or results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or of the future consolidated results of operations or of the financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

(in thousands)

	Inotiv (Note 2)	Envigo (Note 7)	Pro Forma Adjustments	Note	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$24,660	$69,677	$(53,677)	(A)	$40,660
Account receivable	19,959	31,715	(109)	(B)	51,565
Inventories, net	977	27,758	7,242	(C)	35,977
Prepaid and other current assets	2,466	20,565	—		23,031
Total current assets	48,062	149,715	(46,544)		151,233
Property and equipment, net	44,678	75,153	—		119,831
Goodwill	45,750	—	185,998	(C)	231,748
Other intangible assets, net	24,336	21,087	162,913	(C)	208,336
Other non-current assets	9,047	7,380	6,117	(K)	22,544
Total assets	$171,873	$253,335	$308,484		$733,692

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,724	$22,334	$(109)	(B)	$26,949
Accrued expenses	4,741	14,022	—		18,763
Customer advances	19,969	9,240	—		29,209
Current portion of long-term debt	15,712	79,892	(78,242)	(D)	17,362
Other current liabilities	1,916	2,273	—		4,189
Total current liabilities	47,062	127,761	(78,351)		96,472
Long-term debt, less current portion, net	28,700	54,758	171,356	(D)	254,814
Deferred tax liabilities, net	294	539	—		833
Other long-term liabilities	6,923	6,403	6,117	(K)	19,443
Total liabilities	82,979	189,461	99,122		371,562
Shareholders’ equity:
Preferred shares, no par value	—	—	—		—
Common shares, no par value	3,928	—	—		3,928
Additional paid-in capital	110,230	123,488	161,512	(F)	395,230
Accumulated other comprehensive loss	—	(8,810)	8,810	(E)	—
Non-controlling interest in subsidiaries	—	(858)	858	(E)	—
Accumulated deficit	(25,264)	(49,946)	38,182	(F)	(37,028)
Total shareholders’ equity	88,894	63,874	209,362		362,130
Total liabilities and shareholders’ equity	$171,873	$253,335	$308,484		$733,692

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2020
(in thousands, except per-share data)

	Inotiv (Note 2)	Envigo (Note 7)	Pro Forma Adjustments	Note	Pro Forma
Net revenue	$81,739	$246,369	$(177)	(B)	$327,931
Cost of revenue	54,636	192,660	7,065	(G)	254,361
Gross profit	27,103	53,709	(7,242)		73,570
Operating expenses:
Selling, general and administrative	29,349	43,159	23,632	(H)	96,140
Start up costs	333	—	—		333
Impairment loss	—	49,506	—		49,506
Gain on sale of animal colony	—	(12,386)	—		(12,386)
Other operating expense, net	950	5,440	—		6,390
Operating loss	(3,529)	(32,010)	(30,874)		(66,413)
Interest expense	(2,138)	(9,378)	(7,140)	(D)	(18,656)
Other (expense) income	26	(858)	—		(832)
Loss from continuing operations before income taxes	(5,641)	(42,246)	(38,014)		(85,901)
Income tax expense (benefit)	(1,109)	11,262	(7,983)	(I)	2,170
Loss from continuing operations	$(4,532)	$(53,508)	$(30,031)		$(88,071)

Basic net loss per share	$(0.42)				$(4.56)
Diluted net loss per share	$(0.42)				$(4.56)

Weighted common shares outstanding:
Basic	10,851			(J)	19,318
Diluted	10,851			(J)	19,318

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2021

(in thousands, except per-share data)

	Inotiv (Note 2)	Envigo (Note 7)	Pro Forma Adjustments	Note	Pro Forma
Net revenue	$74,008	$212,495	$(577)	(B)	$285,926
Cost of revenue	47,579	158,639	(577)	(G)	205,641
Gross profit	26,429	53,856	—		80,285
Operating expenses:
Selling, general and administrative	25,149	35,124	9,513	(H)	69,786
Startup costs	841	—	—		841
Gain on sale of animal colony	—	(12,386)	—		(12,386)
Other operating expense, net	290	3,155	—		3,445
Operating income (loss)	149	27,963	(9,513)		18,599
Interest expense	(1,532)	(6,198)	(5,871)	(D)	(13,601)
Other income	614	1,137	—		1,751
Income (loss) from continuing operations before income taxes	(769)	22,902	(15,384)		6,749
Income tax expense (benefit)	(128)	17,928	(3,231)	(I)	14,569
Income (loss) from continuing operations	$(641)	$4,974	$(12,153)		$(7,820)

Basic net loss per share	$(0.05)				$(0.38)
Diluted net loss per share	$(0.05)				$(0.38)

Weighted common shares outstanding:

Basic	12,274			(J)	20,741
Diluted	12,274			(J)	20,741

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 – Basis of Prep

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Inotiv has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company upon consummation of the proposed transactions.

The unaudited pro forma condensed combined balance sheet has been prepared by combining Inotiv’s and Envigo’s balance sheets as of June 30, 2021 and applying the pro forma adjustments described below.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2020 have been prepared by combining Inotiv’s statement of operations for the year ended September 30, 2020 and the statement of operations of HistoTox Labs, Bolder BioPATH and Envigo for each entity’s year ended December 31, 2020 and applying the pro forma adjustments described below.

The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2021 has been prepared by combining Inotiv’s and Envigo’s unaudited results for the nine months ended June 30, 2021 (see note 7) and HistoTox Labs and Bolder BioPATH unaudited results for the period from October 1, 2020 to the date of the respective acquisition and applying the pro forma adjustments to each period described below.

The pro forma adjustments have been prepared as if the proposed transactions related to Envigo occurred on June 30, 2021 in the case of the unaudited pro forma combined balance sheet and on October 1, 2019 in the case of the unaudited pro forma combined statement of operations. The pro forma adjustments have been prepared as if the acquisition of the HistoTox Labs and Bolder BioPATH occurred on October 1, 2019 in the case of the unaudited pro forma combined statement of operations. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments.

The accounting policies followed in preparing the unaudited pro forma combined financial statements are those used by Inotiv as set forth in the audited historical financial statements. The unaudited pro forma combined financial statements reflect any adjustments known at this time to conform Envigo’s historical financial information to Inotiv significant accounting policies based on Inotiv’s review of Envigo’s summary of significant accounting policies, as disclosed in the Envigo historical financial statements. Upon completion of the acquisition and a more comprehensive comparison and assessment, additional differences may be identified.

Inotiv management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions, and that the pro forma adjustments in the unaudited pro forma combined financial statements give appropriate effect to the assumptions.

Note 2 – Inotiv Financial Information

This represents the historical Inotiv financial information as adjusted to reflect the pro forma impact of the acquisition of HistoTox Labs and Bolder BioPATH. See Note 6 for further information.

Note 3 – Envigo Financial Information

Envigo has a fiscal year end of December 31, which differs from Inotiv’s fiscal year end of September 30. The Envigo results of operations for the nine months ended June 30, 2021 have been derived by subtracting the unaudited results from the nine months ended September 30, 2020 from the results from the year ended December 31, 2020 and adding the unaudited results for the six months ended June 30, 2021.

In addition, the historical financial information of Envigo has been condensed to align with Inotiv’s with financial statement presentation. See Note 7 for further information.

Note 4 – Purchase Price and Purchase Price Allocation

Under the terms of the proposed transaction, Envigo shareholders will receive $200 million in cash and 9,365,173 Inotiv shares in exchange for all outstanding shares and [vested options]. Inotiv expects to fund the cash portion of the transaction consideration with borrowings from a new term loan and the issuance of new convertible notes. Inotiv will not acquire any cash or outstanding borrowings of Envigo.

The total estimated purchase is calculated as follows (in thousands):

Amount
Cash	$200,000
Share consideration	285,000
Total	$485,000

The share consideration is calculated based on an assumed share price of $30.43 (based on 20 day weighted average leading up to market close on September 20, 2021). The value of the share will vary based on Inotiv’s share price at the date of acquisition. The total consideration is subject to a working capital adjustment and the cash component may be adjusted by up to $10 million, based on the total proceeds from the Convertible Notes issuance with a corresponding adjustment to share consideration.

The following reflects the preliminary purchase price allocation among assets acquired and liabilities assumed (in thousands):

Net assets of Envigo at June 30, 2021	$63,874
Less: Cash not acquired	(69,677)
Less: Debt not acquired	134,650
Plus: ASC 842 adoption lease ROU asset (i)	6,327
Less: ASC 842 adoption lease liability (i)	(6,117)
Adjusted net assets at June 30, 2021	129,057
Increase inventory to estimated fair value (ii)	7,242
Increase identifiable intangible assets to estimated fair value (ii)	162,913
Estimated fair value of leases contracts (ii)	(210)
Preliminary fair value of net assets acquired	299,002
Preliminary allocation to goodwill (ii)	$185,998

(i)	Reflects the estimated right of use asset and associated liability to align the accounting policy of Envigo with Inotiv accounting policy.
(ii)	The preliminary estimates are based on the data available to Inotiv and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill. In addition, a change in the amount of property, plant, and equipment and other identifiable intangible assets will have a direct impact on the amount of amortization and depreciation recorded against income in future periods. The impact of any changes in the purchase price allocation may have a material impact on the amounts presented in this pro forma condensed combined financial information and in future periods. The goodwill amount represents the total purchase less the preliminary fair value of net assets acquired.

Note 5 – Pro forma adjustments

(A)	Reflects the impact on cash and cash equivalents as follows (in thousands):

First Lien Term Loan (D)	160,700
Convertible Notes (D)	110,000
Less: Consideration paid to Envigo (Note 4)	(200,000)
Less: Envigo cash not acquired (Note 4)	(69,677)
Less: Estimated transaction expenses (i)	(18,000)
Less: Repayment of historical debt (ii)	(36,700)
Pro forma adjustment	$(53,677)

(i)	The estimated transaction expenses include $7,100 thousand of debt issuance costs, which are recorded as an offset to debt on the pro forma combined balance sheet, and $10,900 thousand of other acquisition costs, which are expensed as incurred.
(ii)	This includes the impact of the prepayment penalty associated with the repayment of historical debt.
(B)	Reflects the elimination of the impact of historical transactions between Inotiv and Envigo, which are treated as intercompany transactions in the pro forma financial statements.
(C)	Reflects the impact of the preliminary purchase price allocation as described in Note 4 including:
(i)	Increase in inventory to fair value. The fair value adjustment increase in inventory is estimated to be expensed over a period of nine months, which is reflected as a pro forma adjustment in cost of sales.
(ii)	The recognition of the fair value of intangible assets, offset by the historical intangible assets of Envigo. The estimated fair value of intangible assets is related to customer relationships and developed technology. The estimated weighted average useful life of the intangible assets is 12 years.
(iii)	Reflects the reduction of right of use asset associated with Envigo’s lease contracts to estimated fair value. The right of use assets have an estimated useful life of six years.
(D)	Reflects the impact of the financing transactions (in thousands):

		Interest Expense
	Amount	Year Ended September 30, 2020	Nine Months Ended June 30, 2021
First Lien Term Loan (i)	$160,700	$12,053	$9,039
Convertible notes (i)	110,000	3,300	2,475
Less: Envigo debt not acquired(ii)	(134,650)	(9,378)	(6,198)
Less: Repayment of Inotiv debt (i)	(36,400)	(1,131)	(920)
Less: Debt issuance costs (iii)	(7,100)	1,200	900
Plus: Discount on first lien term loan (i)	—	860	645
Plus: Inotiv historical debt issuance costs	564	(64)	(70)
Plus: Write-off of pre-payment penalty (iv)		300
Total	$93,114	$7,140	$5,871

(i)	Inotiv intends to issue Convertible Notes and enter in a new financing agreement in connection with the acquisition of Envigo. These borrowings will be used to fund the cash portion of the purchase price, to refinance a portion of Inotiv’s outstanding borrowings and to provide cash to Envigo.

The pro forma adjustment related to the First Lien Term Loan is based $165 million loan issued at 98% of the face value ($4.3 million), resulting in net proceeds of $160.7 million. The interest expense bears interest at LIBOR plus a margin and assumes a total interest rate of 7.5%. The discount will be accreted to the face value over the term of the loan (five years) with the accretion reflected as additional interest expense during period.

The pro forma adjustment related to the Convertible Notes is based on an assumed issuance of $110 million of Convertible Notes at an assumed interest rate of 3.0%. There is no recognition of the conversion feature reflected in the pro forma financial information as the value, if any, is linked to the value of the Convertible Notes. Based upon Inotiv’s preliminary conclusion, the Convertible Notes contain a cash conversion feature, which if bifurcated, would result in the recording of separate principal and derivative balances within long-term debt, less current portion, net. The principal amount would be accreted using the interest method to the face value of $110 million over the term of the Convertible Notes resulting in incremental interest expense to the pro forma statement of operations. Inotiv is in the process of performing our valuation of the bifurcated features, if applicable.

A 1/8% change in the interest on these borrowings would change the total pro forma interest expense by $338 thousand for the year ended September 30, 2020 and $254 thousand for the nine months ended June 30, 2021.

(ii)	This represents the debt and unamortized debt issuance costs included on the Envigo balance sheet at June 30, 2021, which will not be acquired.
(iii)	This represents the debt issuance costs associated with the Convertible Notes and the term loans of $7.1 million, offset by the write off of unamortized debt issuance costs associated with the repayment of outstanding Inotiv borrowings. The interest expense associated with the debt issuance costs is calculated based on assumed weight average life of 5.5 years, offset by the historical expense associated with the Inotiv debt issuance costs on historical debt repaid in connection with the transactions.
(iv)	This represents the pre-payment penalty associated with the historical debt repaid by Inotiv in the connection with the transactions.
(E)	Represents the elimination of Envigo’s historical accumulated other comprehensive income and non-controlling interest.
(F)	Represents the impact of the transactions including the following (in thousands):

	Additional Paid-in Capital		Accumulated Deficit
Eliminate Envigo	$		$
Additional paid-in capital		(123,488)		—
Accumulated Deficit		—		49,946
Share Consideration		285,000		—
Less: Estimated transaction costs		—		(10,900)
Less: Debt prepayment penalty (D)		—		(300)
Less: Write off of unamortized issuance costs (D)		—		(564)
Total		$161,512		$38,182

(G)	Represents the following impact of the transactions on cost of revenue (in thousands):

	Year Ended September 30, 2020	Nine Months Ended June 30, 2021
Eliminate transactions with Envigo (B)	$(177)	$(577)
Impact of fair value adjustment to inventory (C)	7,242	—
Pro forma adjustment	$7,065	$(577)

(H)	Reflects the impact of the transactions of selling, general and administrative costs as follows (in thousands):

	Year Ended September 30, 2020	Nine Months Ended June 30, 2021
Acquisition costs (i)	$10,900	$—
Amortization of intangible assets (ii)	12,784	9,552
Reduction of expense on right of use assets (iii)	(52)	(39)
Pro forma adjustment	$23,632	$9,513

(i)	Represents the impact of the estimated acquisition costs that will be recorded in the profit and loss statement.
(ii)	Represents the amortization of intangible assets. The proforma adjustment represents the estimated amortization expense, which is calculated based on assumed weighted average life of 12 years, offset by Envigo’s historical amortization expense.
(iii)	Represents the impact of the reduced value of the right of use assets resulting from the adjustment of the asset to fair value.
(I)

The estimated tax impact is based on an assumed tax rate of 21%, which is Inotiv’s statutory rate. Any tax benefit reflected related to the pro forma adjustments may be subject to a valuation allowance. Inotiv does not currently have the information necessary to determine the complete tax position of the combined group.

(J)

Inotiv expects to issue 9,365,173 Inotiv shares in connection with the acquisition, of which 8,466,521 are expected to be issued at closing and the remaining 898,652 issuable to holders of vested Envigo stock options (that will be rolled over to Inotiv) at the time of exercise.

The basic and diluted weighted average number of shares outstanding reflects the issuance of 8,466,521 shares to Envigo shareholders, assuming such shares were issued on October 1, 2019. The diluted weighted average numbers of shares outstanding does not reflect the 898,652 shares related to the rollover stock options as this would have an anti-dilutive impact on earnings per share.

(K)

The other assets adjustment represents the recognition of right of use asset, reflecting the alignment of accounting policies, offset by the reduction of the asset to fair value and the other liabilities reflects the recognition of the associated liability (Note 4).

Note 6 – Pro forma impact of the Bolder BioPATH and HistoTox Labs

The unaudited pro forma combined statement of operations includes the historical consolidated statement of operations of HistoTox Labs, Inc. (HistoTox Labs) and Bolder BioPATH, Inc. (Bolder BioPATH), giving effect to the acquisitions of HistoTox Labs and Bolder BioPATH which occurred April 30, 2021 and May 3, 2021, respectively, and the financing of the acquisitions as if they each had occurred on October 1, 2019.

INOTIV CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2020

(in thousands)

	Inotiv	For Year-Ended December 31, 2020
	Historical Year-Ended September 30, 2020	Bolder BioPATH Historical	HistoTox Labs	Pro Forma Adjustments	Total

Net revenue	$60,469	$12,932	$9,116	$(778)	$81,739
Cost of revenue	41,899	7,855	5,217	(335)	54,636
Gross profit	18,570	5,077	3,899	(443)	27,103
Operating expenses:
Selling, general and administrative expenses	20,350	3,486	1,632	3,881	29,349
Start up costs	333	—	—	—	333
Other operating expense, net	950	—	—	—	950
Operating income (loss)	(3,063)	1,591	2,267	(4,324)	(3,529)
Interest expense	(1,490)	(96)	(44)	(508)	(2,138)
Other income	15	5	6	—	26
Income (loss) from continuing operations before income taxes	(4,538)	1,500	2,229	(4,832)	(5,641)
Income tax expense (benefit)	147	—	—	(1,256)	(1,109)
Income (loss) from continuing operations	$(4,685)	$1,500	$2,229	$(3,576)	$(4,532)

INOTIV CONDENSED STATEMENT OF OPERATIONS

FOR THE 9 MONTHS ENDED JUNE 30, 2021

(in thousands)

		Bolder BioPATH			HistoTox Labs
	Inotiv Nine Months Ended June 30, 2021	Year Ended December 31, 2020	Less: Nine Months Ended September 30, 2020	Plus: January – April 30, 2021	Year Ended December 31, 2020	Less: Nine Months Ended September 30, 2020	Plus: January – April 30, 2021	Transaction Accounting Adjustments	Total
Net revenue	$59,529	$12,932	$(8,899)	$5,301	$9,116	$(6,705)	$3,244	$(510)	$74,008
Cost of revenue	39,681	7,855	(5,571)	2,606	5,217	(3,341)	1,310	(178)	47,579
Gross profit	19,848	5,077	(3,328)	2,695	3,899	(3,364)	1,934	(332)	26,429
Operating expenses:
Selling, general and administrative expenses	20,927	3,486	(2,651)	1,275	1,632	(1,404)	1,406	478	25,149
Startup costs	841	—	—	—	—	—	—	—	841
Other operating expense, net	290	—	—	—	—	—	—	—	290
Operating income (loss)	(2,210)	1,591	(677)	1,420	2,267	(1,960)	528	(810)	149
Interest expense	(1,163)	(96)	47	—	(44)	34	(8)	(302)	(1,532)
Other income	180	5	(10)	75	6	—	358	—	614
Income (loss) from continuing operations before income taxes	(3,193)	1,500	(640)	1,495	2,229	(1,926)	878	(1,112)	(769)
Income tax expense (benefit)	161	—	—	—	—	—	—	(289)	(128)
Income (loss) from continuing operations	$(3,354)	$1,500	$(640)	$1,495	$2,229	$(1,926)	$878	$(823)	$(641)

The historical financial information for Inotiv has been condensed for the pro forma financial statements and the historical information for HistoTox Labs and Bolder BioPATH have been condensed to conform to the Inotiv presentation and aligned to Inotiv accounting policies.

The following pro forma adjustments have been made to reflect the impact of the acquisition of HistoTox Labs and Bolder BioPATH and the associated financing transactions:

●	Elimination of sales and costs of sales related to transactions between HistoTox Labs and Bolder BioPATH
●	Recognition of incremental depreciations expense, reflected in cost of sales, related to the increase in fair value of the property and equipment based on the estimated fair value of the property and equipment and amortization expense, reflected in selling general and administrative expenses, related to the estimated fair value of the acquired intangible assets. Depreciation expense for the step up in fair value of the property, plant and equipment and amortization of intangible assets are recognized on a straight-line basis over weighted average useful lives of approximately 6 years and 8 years, respectively.
●	Record transaction expense of $1,128 during the year ended September 30, 2020, which is reflected in selling general and administrative expenses.
●	Reflect amortization expense related the acquired intangible assets, which have an estimated fair value of $21,000 and an estimated useful life of 8 years.
●	Recognition of the incremental interest expense and amortization of deferred financing costs associated with the financing of the acquisitions partially offset by the removal of previously recorded interest expense for debt that was not acquired.

The unaudited pro forma financial information be read in conjunction with the Form 8-K/A filed on September 21, 2021.

Note 7 – Reconciliation of Historical Envigo Financial Information

The following is a reconciliation of the Envigo’s historical financial statements to Inotiv’s financial reporting presentation.

UNAUDITED ENVIGO CONDENSED BALANCE SHEET

AS OF JUNE 30, 2021

(Dollars in thousands)

	Historical	Classification Alignment [1]	Total
Assets
Current assets:
Cash and cash equivalents	$69,677	$—	$69,677
Account receivable	30,555	1,160	31,715
Unbilled receivables	1,160	(1,160)	—
Inventories, net	27,758	—	27,758
Prepaid expenses and other current assets	14,736	5,829	20,565
Assets held for sale	4,674	(4,674)	—
Current assets of discontinued operations	1,155	(1,155)	—
Total current assets	149,715	—	149,715
Property and equipment, net	75,153	—	75,153
Intangible assets, net	21,087	—	21,087
Other assets	7,380	—	7,380
Total assets	$253,335	$—	$253,335
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,334	$—	$22,334
Accrued payroll and other benefits	8,848	(8,848)	—
Accrued expenses and other liabilities	5,174	8,848	14,022
Fees invoiced in advance	9,240	—	9,240
Current portion of long-term debt	79,892	—	79,892
Liabilities held for sale	1,199	(1,199)	—
Current liabilities of discontinued operations	1,074	(1,074)	—
Other current liabilities	—	2,273	2,273
Total current liabilities	127,761	—	127,761
Long-term debt, net	47,936	6,822	54,758
Related party debt, net	6,822	(6,822)	—
Other liabilities	6,403	—	6,403
Long-term deferred tax liabilities, net	539	—	539
Total liabilities	189,461	—	189,461
Stockholders’ equity
Paid-in capital	123,488	—	123,488
Retained deficit	(49,946)	—	(49,946)
Accumulated other comprehensive loss	(8,810)	—	(8,810)
Total company stockholders’ equity	64,732	—	64,732
Non-controlling interests in subsidiaries	(858)	—	(858)
Total stockholders’ equity	63,874	—	63,874
Total liabilities and stockholders’ equity	$253,335	$—	$253,335

[1]   Represent reclassification entries necessary to condense the Envigo financial statement presentation to align with the condensed Inotiv financial statement presentation included in the unaudited pro forma condensed consolidated financial statements

UNAUDITED ENVIGO CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED December 31, 2020

(Dollars in thousands)

	Historical	Classification Alignment [1]	Total
Net revenue	$246,369	$—	$246,369
Cost of sales	—	192,660	192,660
Gross profit			53,709
Operating costs
Cost of sales	192,360	(192,360)	—
Selling, general and administrative expenses	40,610	2,549	43,159
Amortization of intangible expenses	2,549	(2,549)	—
Loss on impairment of goodwill, and intangible assets	49,806	(300)	49,506
Gain on sale of animal colony	(12,386)	—	(12,386)
Other operating expense	5,440	—	5,440
Operating loss	(32,010)	—	(32,010)
Interest expense, net	(9,331)	(47)	(9,378)
Interest expense, net – related parties	(47)	47	—
Gain on forgiveness of debt	633	(633)	—
Foreign exchange gains (loses)	(1,574)	1,574	—
Other (income) expense	83	(941)	(858)
Loss from continuing operations, before income taxes	(42,246)	—	(42,246)
Income tax expense	11,262	—	11,262
Loss from continuing operations	$(53,508)	$—	$(53,508)

[1]  Represent reclassification entries necessary to condense the Envigo financial statement presentation to align with the condensed Inotiv financial statement presentation included in the unaudited pro forma condensed consolidated financial statements.

UNAUDITED ENVIGO CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2021

(Dollars in thousands)

	Year Ended December 31, 2020	Less: Nine Months Ended September 30, 2020	Plus: Six Months Ended June 30, 2021	Classification Alignment [1]	Total
Net revenue	$246,369	$(174,969)	$141,095	$—	$212,495
Cost of sales				158,639	158,639
Gross profit					53,856
Operating costs
Cost of sales	192,360	(139,772)	105,751	(158,339)	—
Selling, general and administrative expenses	40,610	(30,271)	22,837	1,948	35,124
Amortization of intangible expenses	2,549	(1,901)	1,300	(1,948)	—
Loss on impairment of goodwill, and intangible assets	49,806	(49,506)	—	(300)	—
Gain on sale of animal colony	(12,386)	—	—	—	(12,386)
Other operating expense	5,440	(4,354)	2,069	—	3,155
Operating Income (loss)	(32,010)	50,835	9,138	—	27,963
Interest expense, net	(9,331)	7,253	(3,633)	(487)	(6,198)
Interest expense, net – related parties	(47)	—	(440)	487	—
Gain on forgiveness of debt	633	—	346	(979)	—
Foreign exchange (loses) gains	(1,574)	1,526	519	(471)	—
Other income	83	(416)	20	1,450	1,137
Income (loss) from continuing operations, before income taxes	(42,246)	59,198	5,950	—	22,902
Income tax expense	11,262	5,165	1,501	—	17,928
Income (loss) from continuing operations	$(53,508)	$54,033	$4,449	$—	$4,974

[1]   Represent reclassification entries necessary to condense the Envigo financial statement presentation to align with the condensed Inotiv financial statement presentation included in the unaudited pro forma condensed consolidated financial statements.